EXHIBIT 99.906CERT

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Louis G. Navellier, Principal Executive Officer of The Navellier Performance Funds, certify that (i) the Form N-CSR for the period ended Dec. 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended Dec. 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of The Navellier Performance Funds.

Date: March 9, 2010

/s/ LOUIS G. NAVELLIER
Louis G. Navellier
Principal Executive Officer
The Navellier Performance Funds.

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Arjen Kuyper, Principal Accounting Officer of The Navellier Performance Funds, certify that (i) the Form N-CSR for the period ended Dec. 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended Dec. 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of The Navellier Performance Funds.

Date: March 9, 2010

/s/ ARJEN KUYPER
Arjen Kuyper
Principal Accounting Officer
The Navellier Performance Funds.